Exhibit 10.1

FORM OF

NOTE PURCHASE and security AGREEMENT

THIS NOTE PURCHASE AND SECURITY AGREEMENT (this “Agreement”) is made and entered as of November [ ], 2020 (the “Effective Date”) by and among Thumzup Media Corporation, a Nevada corporation (“Borrower” or “Company”), and investors whose names are set forth on Schedule I attached hereto (each a “Buyer” or “Holder” and collectively, the “Buyers” or “Holders”). Borrower and Buyers may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

A.       The Company and Buyers have previously agreed in principle upon a non-binding Series Seed Senior Convertible Note Financing Summary of Terms (the “Term Sheet”) dated October , 2020 which is attached hereto as Exhibit A.

B.       The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and Rule 506(b) promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

C.       Buyers desire to purchase from the Company, and the Company desires to issue and sell to each of the Buyers (the “Senior Financing”), upon the terms and conditions set forth in this Agreement, Senior Secured Convertible Promissory Notes of the Company, in the aggregate principal amount of $200,000, in the form attached hereto as Exhibit B (each a “Senior Note” and collectively the “Senior Notes”). The Senior Notes and this Agreement together with all additional, related or associated agreements, documents, filings, entered into between the Parties or provided by any of the Parties in connection with the Senior Financing and the issuance of each Senior Note, including but not limited to those documents set forth in Section 5.2.1 below, are referred to as the “Financing Documents”).

D.       Shares issuable upon conversion of the Senior Notes shall be registered on Form S-1 for sale under the federal securities laws upon the terms set forth in the form of Registration Rights Agreement attached hereto as Exhibit C (the “Registration Rights Agreement”) to be entered into at Closing (defined below) between the Company and each of the Buyers.

E.       The Company shall secure the Senior Notes with all of the Company’s intellectual property now or hereafter owned or created by or on behalf of the Founders to operate the Company’s business and as more particularly described below. The Company’s founding shareholders, Robert Steele and Danny Lupinelli (each a “Founder” or “Pledgor” and collectively the “Founders” or “Pledgors”) shall have entered into the form of Pledge Agreement attached hereto as Exhibit D by which all shares of common stock owned by the Founders shall be pledged as additional collateral to secure the terms and covenants of this Agreement and the other Financing Agreements.

F.       This Agreement and the other Financing Documents set forth the understanding of the parties with respect to the Senior Financing and the other matters contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants, promises, and agreements contained herein, and intending to be legally bound, the Parties hereby agree as follows:

AGREEMENT

1.                  Financing Amount. The Senior Financing shall be evidenced by one or more Senior Notes which in the aggregate shall amount to Two Hundred Thousand and No/100 Dollars ($200,000.00) (the “Financing Amount”). Buyers shall deliver the Financing Amount to Borrower in accordance with Sections 5 and 18, subject to the satisfaction of all conditions to obligations of the several Buyers to fund the amount contained in the Financing Documents.

2.                  Due Date; Obligation.

2.1.            Due Date. The Obligations (as defined below) relating to the Senior Financing and the Senior Notes issued in respect thereof shall be due and payable as follows:

2.1.1.      Interest Payment. Interest payments shall be due and payable quarterly from the date of delivery of principal of each Senior Note respectively and may be paid, at the individual separate election of each Buyer, in cash or in shares of common stock of the Company. In the event a Buyer elects to receive interest payment in shares of common stock, the number of shares shall be determined based on $0.11 price per share rounded up to the next whole share. By way of example, if the amount of interest due is $1,000, then the Company shall deliver to the Buyer 9,091 shares of common stock ($1,000/$0.11).

2.1.2.      Principal Payment. Borrower shall pay to each respective Buyer the principal payment together with any accrued and unpaid interest on the 12 month anniversary of each Senior Note. The date the Obligations related to the Senior Financing are due and payable is referred to as the “Due Date”.

2.2.            Obligations. “Obligations” means the indebtedness incurred pursuant to the Senior Financing and all obligations and liabilities of every nature of Borrower now or hereafter existing under or arising out of or in connection with any Financing Documents entered into by the Parties or their applicable affiliates, and all related documents, together with all extensions or renewals thereof, whether for principal, interest, reimbursement of amounts drawn, payments for early termination, fees, penalties, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Buyers as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Borrower now or hereafter existing under the Financing Documents, including, without limitation, interest, fees and other amounts that, but for the filing of a petition in bankruptcy with respect to Borrower, would accrue on such obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy proceeding.

3.                  Use of Proceeds. At Closing, Borrower shall deposit $100,000 of the Senior Financing proceeds (the “Registration Statement Funds”) into an escrow with an attorney selected by the Buyers (the “Registration Funds Escrow”) to be used solely for costs associated with registering the shares issuable upon conversion of the Senior Notes on Form S-1 under the federal securities laws, attaining a trading symbol from FINRA, and associated items such as, DTC approval, hiring a transfer agent with DWAC and DRS capabilities, and other steps related to the going public process leading to a trading market for Borrower’s securities. The balance of up to $100,000 shall be used for general corporate purposes.

4.                  Payments.

4.1.            Application of Payments. All payments made under or pursuant to this Agreement and the other Financing Documents shall be applied first, to any late charges, costs, expenses, charges fees payable under this Agreement and the other Financing Documents, as set forth in Section 2.1 above, and finally, to any other Obligations hereunder and under the other Financing Documents. Interest on the Senior Note shall accrue on the outstanding principal amount of the Senior Note at the rate of eight percent (8%) per annum based on 365-day year. Borrower shall pay accrued interest as set forth in Section 2.1.1. Repayment of the Obligations shall be made when and as they become due under this Agreement and the Senior Notes, and shall otherwise be made by Borrower on the Due Date, as such Due Date may be extended by a majority in interest of the Buyers in their sole discretion.

4.2.1	Prepayment. Borrower may prepay all or any portion of the Senior Notes, after providing 30 days prior written notice (with any such amounts to be applied in the order specified in Section 2.1 above), at the option of Borrower, pro rata to each holder of a Senior Note, by paying one hundred thirty percent (130%) of (i) the then outstanding principal amount plus (ii) accrued and unpaid interest on that principal amount. If pre-payment is offered, the Holders may elect to convert into shares of common stock instead of accepting pre-payment.

4.3 Right. In the event the Company repays the Senior Note, each Buyer/Noteholder, shall have a right (the “Right”) for a period of 12 months from such repayment date (the “Right Period”), to acquire up to that number of shares of common stock of the Company that results from dividing the principal amount of prepaid Note by $0.11 per share, which will be adjusted for any stock splits and recapitalizations.

5.                  Closing.

5.1.            Closing Date. Buyers shall use its commercially reasonable efforts to complete the Closing and deliver the Financing Amount to the account specified below in Section 18 within five (5) business days following the satisfaction of the Closing Conditions set forth below in Section 5.2, but in any event no later than November __, 2020, unless mutually agreed by the parties to extend to a different date (the date of closing of the Senior Financing, the “Closing Date”). Within three (3) business days following the Closing Date, Buyers shall deliver a written closing statement to Borrower confirming receipt of the Financing Amount.

5.2.            Closing Conditions. Prior to or as of the Closing, the following conditions shall have been satisfied or waived by Buyers in its sole discretion (“Closing Conditions”):

5.2.1       Delivery of All Executed Documentation. Borrower shall have delivered executed originals of all Financing Documents to Buyers. Such Financing Documents include, but are not limited to the following, each in form and substance satisfactory to Buyers in their reasonable discretion: (a) this Agreement; (b) the Senior Note attached as Exhibit B; (c) the Registration Funds Escrow; (d) the Registration Rights Agreement attached as Exhibit C; (c) the Pledge Agreement attached as Exhibit D signed by each of the Founders and such other documents as Buyers may reasonably request, including the documentation necessary for Buyers to perfect their senior, first priority security interest in the Collateral, as described below. Further, if Buyers determine or are informed by Borrower that any rights, property or interests that are the subject of any of the foregoing deliveries are not owned or held by Borrower or a Pledgor as the case may be, as of the date hereof or thereof, or otherwise is or may be encumbered, Borrower or Pledgor, as the case may be, shall promptly execute additional copies of such deliveries in the form of such deliveries that were previously negotiated and delivered, but with an updated effective date that is the date Borrower or the applicable Pledgor has acquired the requisite rights, property or interests.

5.2.2       Completion of Checks. All verifications and checks of Borrower’s credit and/or background and all UCC searches of Borrower required by Buyers shall have been completed. BORROWER HEREBY EXPLICITLY AUTHORIZES BUYERS TO RUN ALL CREDIT CHECKS, BACKGROUND CHECKS, UCC SEARCHES AND OTHER VERIFICATIONS DEEMED REASONABLY NECESSARY BY BUYERS.

5.2.3       Perfection of Security Interests. All of the conditions of Section 6 shall have been satisfied, and Buyers shall have perfected, or shall perfect or cause the Company to have effected as of or immediately following the Closing, the security interests of the Buyers in all Collateral (as defined below) by filing UCC-1 Financing Statements and such other security agreements as may be reasonably required, and to the extent applicable, by control and/or by possession.

5.2.4       Delivery of Organizational Documents. Prior to closing, Borrower shall deliver to Holders all organizational documents for Borrower along with any amendments thereto, together with written records of all actions and minutes of the Borrower’s board of directors and shareholders in each case as in effect as of the Closing Date.

5.2.5       Additional Requirements. Such other documents, instruments, agreements, approvals, opinions, requirements and/or filings as Buyers may reasonably request or are necessary to effectuate the purpose and intent of the respective Parties in entering into this Agreement.

If Buyers waive any of the above Closing Conditions based upon Borrower’s agreement to satisfy such Closing Conditions following the Closing Date, Borrower shall be obligated to promptly and diligently pursue the satisfaction of such Closing Conditions by the date on which Buyers and Borrower have agreed to extend satisfaction of such Closing Condition, and Borrower’s failure to timely and fully do so shall constitute a material Default.

6.                  Security Agreement. Payment of the Obligations shall be secured by those liens, security interests and protections for Buyers set forth in this Section, which shall constitute a security agreement between Borrower and Buyers, for the express benefit of Buyers and its successors and assigns:

6.1.            Grant of Security Interest. Borrower hereby grants to Buyers a senior, first priority lien on and security interest in and to all of the right, title and interest of Borrower in, to and under the following property, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”):

6.1.1.      All tangible and intangible assets of Borrower, including, but not limited to, all computer codes, trademarks, patents or patents pending, copyrights, trademarks, tools, inventory, contract rights, consumer goods, equipment, inventory, general intangibles, accounts, chattel paper, deposit accounts, documents, instruments, investment property, letter-of-credit rights, letters of credit, money, patents, licenses, intellectual property, cash, cash equivalents, cash collateral, accounts receivable, contracts rights, real property, plant, machinery, equipment, fixtures, vehicles, stock and equity instruments, commercial tort claims, supporting obligations, to the extent not covered by the foregoing types of Collateral, choses in action and all other personal property of Borrower, whether now owned or licensed or hereafter developed, licensed or acquired or whether tangible or intangible, and books and records pertaining to Collateral;

6.1.2.      All proceeds, replacements, substitutions, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Borrower is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral; and

6.1.3.      Any after acquired collateral or assets of the foregoing types.

For purposes of this Agreement, the term “proceeds” includes whatever is receivable or received when Collateral or any proceeds thereof are sold, exchanged, collected or otherwise disposed of, regardless of whether such disposition is voluntary or involuntary. Each item of Collateral listed in this Section 6.1 that is defined in the Uniform Commercial Code as in effect in the State of California (the “UCC”) shall include, but not be limited to, the respective definitions set forth for such terms in the UCC, it being the intention of Borrower that the description of the Collateral set forth above be construed to include the broadest possible range of assets; provided, however, that if by reason of mandatory provisions of applicable law, any or all of the attachment, perfection or priority of Buyers’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code in a jurisdiction other than the State of Delaware, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions. Borrower hereby unconditionally and irrevocably appoints and constitutes Buyers (it being acknowledged that such power of attorney is coupled with an interest), as its true and lawful attorney in fact for the assignment, transfer and perfection of this grant and pledge of the Collateral, to the interest and name of Buyers. Buyers shall hold this security interest in the pledged Collateral as security for the repayment of the Obligations and the covenants contained in the Financing Documents relating to the Senior Financing.

6.2.            Perfection. Buyers is authorized to file, and Borrower at its expense shall cause to be filed, proper and effective UCC financing statement(s), intellectual property security agreements (“IP Security Agreements”), and any other filings necessary in order to legally perfect Buyers’ liens and security interests in the Collateral, and Buyers may, and Borrower shall, take any other steps or actions deemed necessary by Buyers to perfect Buyers’ interests in the Collateral. Borrower hereby expressly gives Buyers the authority and permission to file any statement(s), and take such steps or actions, as are contemplated by the foregoing sentence.

6.3.            Security for Obligations. This Agreement (together with any IP Security Agreements and filings necessary in order to legally perfect Buyers’ liens and security interests in the Collateral, which shall be executed and delivered by the Parties at the Closing or at such other time as the Parties may agree) secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including, without limitation, the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the U.S. Bankruptcy Code), of all Obligations of Borrower, including any future amounts loaned to Borrower by Buyers hereunder or under any future or prior agreements, documents or instruments.

6.4.            Borrower to Remain Liable. Anything contained herein to the contrary notwithstanding, (a) Borrower shall remain liable under any contract and agreement included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement and any other Financing Documents had not been executed, (b) the exercise by Buyers of any of their rights hereunder shall not release Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Buyers shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall Buyers be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment transferred or assigned hereunder.

6.5.            Further Assurances. Borrower agrees that from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Buyers may reasonably request, in order to perfect, protect or maintain any security interest granted or purported to be granted hereby or by the IP Security Agreements or to enable Buyers to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Borrower will: (i) execute, if necessary, and file such financing or continuation statements, or amendments thereto; and (ii) deliver such other instruments or notices, as may be necessary or desirable, or as Buyers may request, in order to perfect and preserve the security interests granted or purported to be granted hereby or thereby. Borrower hereby authorizes Buyers to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of any Borrower.

6.6.            Buyers Appointed Attorney-in-Fact. Borrower hereby irrevocably appoints Andrew Haag as Borrower’s attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower, in Buyers’ discretion, to take any action and to execute any instrument that Buyers may deem reasonably necessary or advisable to accomplish the purposes of this Agreement and each other applicable Financing Document, from time to time after the occurrence and during the continuation of a Default, including: (a) to obtain and adjust insurance (including any claims thereunder) required to be maintained by Borrower or paid to Buyers; (b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above; (d) to file any claims or take any action or institute any proceedings that Buyers may deem necessary or desirable for the collection or preservation of any of the Collateral or otherwise to enforce or protect the rights of Buyers with respect to any of the Collateral; (e) to pay or discharge taxes or liens (other than liens permitted under the Financing Documents) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Buyers in its sole discretion, any such payments made by Buyers to become obligations of Borrower to Buyers, due and payable immediately without demand; (f) to sign and endorse any invoices, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral; and (g) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Buyers were the absolute owner thereof for all purposes, and to do, at Buyers’ option and Borrower’s expense, at any time or from time to time, all acts and things that Buyers deem necessary to protect, preserve or realize upon the Collateral and any proceeds thereof and Borrowers’ security interests therein in order to effect the purpose and intent of the Financing Documents, all as fully and effectively as Buyers may elect in its sole discretion.

6.7.            Indemnity and Expenses. Borrower agrees to indemnify Buyers and its principals, partners, employees and affiliates (collectively, the “Buyers Indemnified Parties”), against any and all claims, losses, costs, expenses and liabilities in any way relating to, growing out of or resulting from the Financing Documents and the transactions contemplated hereby or associated herewith (including, without limitation, those incurred in or resulting from the enforcement of this Agreement), except to the extent such claims, losses, costs, expenses or liabilities result from Buyers’ gross negligence or willful misconduct as finally determined by a court of competent jurisdiction in a judgment not subject to appeal. Borrower agrees to pay to Buyers and each applicable Buyers Indemnified Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Buyers or such Buyers Indemnified Party may incur in connection with (i) the administration of the Financing Documents, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Buyers hereunder or under any other Financing Document, or (iv) the failure by Borrower to timely and fully perform or observe any of the provisions hereof. The obligations of Borrower in this Section 6.7 shall survive the termination of this Agreement and the discharge of Borrower’s other obligations under the Financing Documents.

6.8.            Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (i) secure all future advances or loans made by Buyers to Borrower, (ii) remain in full force and effect until the payment in full of the Obligations, including any additional advances or loans made to Borrower by Buyers, and (iii) be enforceable by and inure, together with the rights and remedies of Buyers hereunder, to the benefit of Buyers and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), Buyers (and its assignees and transferees in turn) may assign or otherwise transfer any of its rights arising under the Financing Documents to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to Buyers (or any applicable assignees and transferees thereof) whether arising herein or otherwise.

6.9.            Maintenance of Collateral. Borrower shall not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral, and shall otherwise protect and preserve the Collateral, and pay promptly when due all payments, property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, services, materials and supplies) against or with respect to, the Collateral. Borrower shall, at its own expense: (a) perform and observe in all material respects all terms and provisions of its material contracts and agreements, enforce all material contracts and agreements in accordance with their terms, and take all such action to such end as may be prudent or from time to time requested by Buyers; and (b) furnish to Buyers, upon Buyers’ reasonable request, (i) copies of all notices, requests and other documents received by Borrower under or pursuant to any material contracts or agreements, (ii) such information and reports regarding the Collateral and Borrower and its business as Buyers may reasonably request. Borrower shall not, (x) without the prior written consent of Buyers, cancel, terminate, amend, pledge, encumber or alter any Collateral or consent to or accept any cancellation or termination thereof, or give any consent, waiver or approval thereunder, or (y) take any other action in connection with the Collateral could reasonably be expected to materially impair the value and priority of the interest or rights of Borrower thereunder or that could reasonably be expected to impair the interest or rights of Buyers under this Agreement or any other Financing Document.

6.10.        No Encumbrance or Transfer. For so long as any of the Obligations remain outstanding, Borrower shall not encumber, dilute or in any way transfer, pledge or grant liens in Borrower’s interests in the Collateral without the express written consent of Buyers, which may be given, conditioned or withheld in Buyers’ sole discretion.

6.11.        Future Acquisition of Collateral. For any part(s) or item(s) of the Collateral that are not owned by Borrower as of the date and time of execution of this Agreement, this Agreement shall become effective with respect to such part(s) or item(s) immediately and automatically upon the acquisition of such part(s) or item(s) by Borrower, and Borrower agrees to promptly execute, at Buyers’ request, additional agreements in the same form of this Agreement dated as of the date of such acquisitions of such part(s) or item(s), which agreements shall specifically describe any Collateral not specifically described in this Agreement.

7.                  Each Buyer’s Representations and Warranties.

As of the Closing Date, each Buyer represents and states for itself and not for any other Buyer that:

7.1.            Buyer is purchasing his or its Senior Note for the amount set forth therein, and the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Senior Note and such additional shares of Common Stock, if any, as are issuable on account of interest on the Senior Note pursuant to this Agreement, such shares of Common Stock being collectively referred to herein as the “Conversion Shares” and, collectively with the Senior Note, the “Securities”) for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, each Buyer acting only for itself , does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

7.2.            Each Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”) and has provided the Borrower an executed copy of the accredited investor questionnaire (the “Questionnaire”) substantially in the form attached hereto as Exhibit E.

7.3.            Each Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

7.4.            Each Buyer and its advisors, if any, have been, and for so long as the Senior Note remains outstanding will continue to be, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been, and for so long as the Senior Note remains outstanding will continue to be, afforded the opportunity to ask questions of the Company regarding its business and affairs. Notwithstanding the foregoing, the Company has not disclosed to the Buyer any material nonpublic information regarding the Company or otherwise and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained in this Agreement.

7.5.            Each Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

7.6.            Each Buyer understands that (i) the sale or resale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 7.6 and who is an Accredited Investor, (d) the Securities are sold pursuant to Rule 144, (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule 144 and further, if said Rule 144 is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged in connection with a bona fide margin account or other lending arrangement secured by the Securities, and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Buyer in effecting such pledge of Securities shall be not required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or otherwise.

7.7.            Each Buyer understands that until such time as the Senior Note, and, upon conversion of the Senior Note in accordance with its respective terms, the Conversion Shares, have been registered under the 1933 Act or may be sold pursuant to Rule 144, Rule 144A under the 1933 Act or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Company shall issue or cause to be issued a certificate for the applicable shares of Common Stock without such legend to the holder of any Security upon which it is stamped or (as requested by such holder) issue the applicable shares of Common Stock to such holder by electronic delivery by crediting the account of such holder’s broker with The Depository Trust Company (“DTC”), if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144, Rule 144A or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) the Company or the Buyer provides the opinion of legal counsel to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected promptly without delay. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any. In the event that the Company does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144, Rule 144A or Regulation S, at the Deadline (as defined in the Senior Note), it will be considered an Event of Default pursuant to Section 3.2 of the Senior Note.

7.8.            This Agreement has been duly and validly authorized by each Buyer or has been duly executed and delivered on behalf of each Buyer, and this Agreement constitutes a valid and binding agreement of each Buyer enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and except as may be limited by the exercise of judicial discretion in applying principles of equity.

7.9.            Each Buyer is a resident of the jurisdiction set forth immediately below the Buyer’s name on the signature pages hereto.

8.                  Borrower’s Representations and Warranties. Borrower hereby represents, warrants and covenants, as applicable, to Buyers (a) as of the date hereof and (b) as of any subsequent extension of the Due Date or the time of funding any advance or loan of any funds pursuant to any of the Financing Documents, as follows:

8.1.            Borrower is duly organized, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified to do business and in good standing in each jurisdiction in which the nature of its business requires it to be so qualified.

8.2.            Borrower has operated, and is operating, in compliance with all material laws, rules and regulations applicable to Borrower’s business, and currently possesses all material permits, licenses and approvals necessary to conduct Borrower’s business as currently conducted and as proposed to be conducted in the future.

8.3.            If Borrower is a “registered organization” (as defined in the Uniform Commercial Code), Borrower’s name and organizational number is as provided in the Financing Documents is accurate, and its main office is located as may be therein set forth.

8.4.            Borrower has the power and authority to perform the transactions and its obligations as contemplated under the Financing Documents.

8.5.            The execution, delivery and performance by Borrower of its obligations under the Financing Documents, and consummation by Borrower of the transactions contemplated thereby:

8.5.1.      have been duly authorized and executed by all necessary authorizations, approvals and consents of Borrower, its officers and directors, its shareholders, and any applicable third parties or governmental agencies or authorities;

8.5.2.      does not and will not contravene or cause Borrower to be in default under (I) Borrower’s organizational or governing documents, (II) any material contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting Borrower or Borrower’s business or property, or (III) any law, rule, regulation, order, writ, judgment, award, injunction, or decree applicable to, binding on or affecting Borrower or Borrower’s property;

8.5.3.      does not and will not result in or require the creation of any adverse claim upon or with respect to any of the property of Borrower (other than those in favor of Buyers as contemplated hereunder); and

8.5.4.      are valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms except as enforcement may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

8.6.            As of October 27, 2020, the authorized capital stock of the Company consists of: 100,000,000 authorized shares of Common Stock, $0.001 par value per share, of which as of November 3, 2020 5,000,000 shares were issued in the aggregate to Robert Steele and Danny Lupinelli and no other shares of common stock are issued and outstanding and there are no shares of preferred stock are authorized or outstanding. All of such outstanding shares of capital stock of the Company and the Conversion Shares, are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. As of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by transactions contemplated in this Agreement. The Company has furnished to the Buyers true and correct copies of the Company’s Articles of Incorporation as in effect on the date hereof (“Articles of Incorporation”), the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto.

9.                  Borrower owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Borrower as currently carried on. To the knowledge of the Borrower, no action or use by the Borrower or any of its Subsidiaries necessary for the conduct of its business as currently carried on will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. The Borrower has not received any notice alleging any such infringement of, license or similar fees for, or conflict with, any asserted Intellectual Property Rights of others. Borrower further represents that (i) there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Borrower; (ii) there is no pending threatened action, suit, proceeding or claim by others challenging the rights of the Borrower in or to any such Intellectual Property Rights, and the Borrower is unaware of any facts which would form a reasonable basis for any such claim; (iii) the Intellectual Property Rights owned by the Borrower and the Intellectual Property Rights licensed to the Borrower have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Borrower is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Borrower’s knowledge, threatened action, suit, proceeding or claim by others that the Borrower infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Borrower has not received any written notice of such claim and the Borrower is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate; and (v) no employee of the Borrower is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Borrower, or actions undertaken by the employee while employed with the Borrower. All material technical information developed by and belonging to the Borrower which has not been disclosed in a filed patent application has been kept confidential. The Borrower is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity. None of the technology employed by the Borrower has been obtained or is being used by the Borrower in violation of any contractual obligation binding on the Borrower or any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

10.              All licenses for the use of the Intellectual Property are in full force and effect in all material respects and are enforceable by the Borrower and the other parties thereto, in accordance with their terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Borrower, and the Borrower has not, and to the Borrower’s knowledge, no other party is in default thereunder and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder.

10.1.        The financial statements of Borrower listed in Schedule 8.8 attached hereto and incorporated herein by this reference are materially accurate and not misleading as of the date hereof.

10.2.        Borrower currently has no judgments of any kind against it or its properties.

10.3.        Borrower is not currently involved in any litigation or governmental (including any judicial) proceedings or investigations of any kind.

10.4.        The Conversion Shares are duly authorized and reserved for issuance and, upon conversion of the Senior Notes in accordance with their terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof

10.5.        The Borrower understands and acknowledges the potentially dilutive effect of the Conversion Shares to the Common Stock upon the conversion of the Senior Note. The Company further acknowledges that its obligation to issue, upon conversion of the Senior Note, the Conversion Shares, in accordance with this Agreement, and the Senior Note are absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company

10.6.        The Borrower and each of its subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company’s tax returns is presently being audited by any taxing authority

10.7.        The Senior Notes collectively shall be a senior debt obligation of the Company, with priority in payment and performance over all existing and future indebtedness of the Company, except for the Company’s preexisting obligations. The execution, delivery and performance of this Agreement and the Senior Note by the Borrower and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares) will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, evidence of indebtedness, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities is subject) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect), or (iv) trigger any anti-dilution and/or ratchet provision contained in any other contract in which the Company is a party thereto or any security issued by the Company. Neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its subsidiaries in default) under, and neither the Company nor any of its subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which any property or assets of the Company or any of its subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries, if any, are not being conducted, and shall not be conducted so long as any of the Buyers owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement and the Senior Note in accordance with the terms hereof or thereof or to issue and sell the Senior Note in accordance with the terms hereof and, upon conversion of the Senior Note and issue of Conversion Shares. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof

10.8.        Except as may be set forth on Schedule 10.8 there has been since inception no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or 1934 Act reporting status of the Company or any of its Subsidiaries.

10.9.        Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect, except as described in Schedule 8.16 attached hereto. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect, except as previously disclosed in SEC filings of the Company.

10.10.    Except for arm’s length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

10.11.    All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyers otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

10.12.    The Company acknowledges and agrees that the Buyers are acting (i) severally and not jointly, and (ii) solely in the capacity of arm’s length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyers are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Buyers or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyers’ purchase of the Securities. The Company further represents to the Buyers that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

10.13.    Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyers. The issuance of the Securities to the Buyer will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

10.14.    The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

10.15.    The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing.

10.16.    To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Buyer in order to enforce any right or remedy under this Agreement, the Senior Note and any document, agreement or instrument contemplated thereby. Notwithstanding any provision to the contrary contained in this Agreement, the Senior Note and any document, agreement or instrument contemplated thereby, it is expressly agreed and provided that the total liability of the Company under this Agreement, the Senior Note or any document, agreement or instrument contemplated thereby for payments which under applicable law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under applicable law in the nature of interest that the Company may be obligated to pay under this Agreement, the Senior Note and any document, agreement or instrument contemplated thereby exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law applicable to this Agreement, the Senior Note and any document, agreement or instrument contemplated thereby is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Agreement, the Senior Note and any document, agreement or instrument contemplated thereby from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Buyer with respect to indebtedness evidenced by this Agreement, the Senior Note and any document, agreement or instrument contemplated thereby, such excess shall be applied by the Buyer to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Buyer’s election.

10.17.    There are no transactions, arrangements or other relationships between and/or among the Borrower, any of its affiliates (as such term is defined in Rule 405 of the Securities Act Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Borrower’s or any of its Subsidiaries’ liquidity or the availability of or requirements for their capital resources.

10.18.    All representations, warranties and covenants made by Borrower in any of the other Financing Documents hereby are incorporated into this Agreement by this reference as if fully set forth herein, and all such other representations and warranties are true and complete in all material respects, and all such covenants are binding and enforceable against Borrower in accordance with their respective terms.

11.              Borrower’s Covenants. To induce Buyers to enter into the transactions contemplated under the Financing Documents, Borrower hereby covenants and agrees as follows:

11.1.        Borrower shall not do, and shall use its commercially reasonable efforts not to cause or permit any other person or entity to do, anything to impede, affect, limit or interfere with the priority, scope, validity and enforceability of the liens of Buyers on or the security interests of Buyers in the Collateral.

11.2.        In the case of a Default (as defined below), Borrower (A) shall not do, and shall use its commercially reasonable efforts not to cause or permit any other person or entity to do, anything to impede or interfere with the collection, transfer, sale, possession, use or operation by Buyers of the Collateral and Borrower will further promptly provide or obtain all necessary documentation, assistance, authorizations and information needed for Buyers or its transferees or assignees to collect, transfer, sell, possess, use or operate the Collateral, (B) will supply all additional information requested by Buyers for the transfer, sale, possession, use or operation of any Collateral by Buyers or its transferees or assignees thereof, and (C) will instruct its employees, contractors and agents to cooperate and assist Buyers and its applicable transferees or assignees thereof in the use, operation, transfer, collection, possession and/or sale of the Collateral.

11.3.        To the best knowledge of Borrower, all material information furnished by or on behalf of Borrower to Buyers in connection with this Agreement or any Financing Document shall be true and complete in all material respects when furnished and shall not omit to state a material fact necessary to make the statements contained therein not misleading.

11.4.        Borrower shall provide Buyers with regular financial statements. All financial statements provided by Borrower after the date hereof shall be materially accurate and not misleading as of the date so provided. Borrower shall promptly provide Buyers with updated financial statements if there are any material changes to the financial condition reflected in the most recent statements provided to Buyers.

11.5.        For a period of three (3) years after the date of this Agreement Borrower shall retain a transfer agent and registrar acceptable to the Buyers and promptly shall furnish to the Buyers at the Borrower’s sole cost and expense such transfer sheets of the Borrower’s securities.

11.6.     Borrower shall not materially alter the organizational structure, business, operations, officers or ownership of Borrower without first obtaining the reasonable consent of Buyers, which consent shall not be unreasonably withheld or delayed.

11.7.        Borrower shall promptly notify Buyers in the event that Borrower becomes involved or threatened with any litigation or any governmental (including judicial) proceedings or investigations of any kind.

11.8.        The obligations of the Borrower under the Senior Notes shall rank senior with respect to any and all Obligations incurred as of or following the date of this Agreement and Borrower shall not do, and shall not cause or permit any other person or entity to do, anything to impede or interfere with the priority, enforceability or validity of the liens of Buyers on or the security interests of Buyers in the Collateral nor shall Borrower so long as it has any obligations under this Agreement or under the Senior Notes directly or indirectly through any subsidiary or affiliate incur or suffer to exist or guarantee any indebtedness or obligation that is senior to or pari passu with (in priority of payment and performance) of the Borrower’s obligations hereunder. Borrower shall not transfer, encumber or grant any liens on or security interests in the Collateral without the prior written consent of Buyers. Borrower shall not incur any material liabilities or obligations other than in the ordinary course of business without obtaining the consent of Buyers, not to be unreasonably withheld.

11.9.        Borrower shall operate in accordance with all of its material permits, licenses and approvals, and all material laws, rules and regulations of any kind applicable to Borrower’s business or affairs.

11.10. As further collateral, each of the Founders shall place all shares of capital stock of the Company owned by them (the “Escrow Shares”) into an escrow with an attorney (the “Escrow Agent”) selected by the Buyers along with written executed irrevocable proxies, instructions and other appropriate documents, that in the event of default under any of the outstanding Senior Notes, the Escrow Shares may at the election be assigned, transferred and conveyed, pro rata, to the holders of the Senior Notes. In the event of default under the Senior Notes that could cause assignment of the Escrow Shares to the holders of the Senior Notes, such holders of the Senior Notes, pending the transfer of the Escrow Shares and pro rata to their respective interests, shall have an irrevocable proxy to vote the Escrow Shares on all matters. Notwithstanding anything of the foregoing, the holders of the Senior Notes shall instruct the Escrow Agent to release the Escrow Shares to the Founders upon (i) shares underlying the Senior Notes are registered with the Securities and Exchange Commission (“SEC”) on Form S-1 (ii) the Company obtains a trading symbol from an appropriate agency (iii) listing the shares of capital stock of the Company for trading over-the-counter or on an exchange (iv) completing an equity capital raise of at least $3 million at a pre-money valuation of at least $10 million (v) timely making all of the filings with the SEC required for a reporting company, for a period of not less than 12 months.

11.11.    The Company will indemnify and hold harmless Buyers, from any claims that are brought or may be brought by any creditors or shareholders of the Company.

11.12.    Borrower shall ensure all material inventions, software, code and intellectual property that is utilized by Borrower, incorporated into Borrower’s products or important to Borrower’s business shall be and remain the sole and exclusive property of Borrower.

11.13.    So long as the Borrower shall have any obligation under the Senior Notes, the Borrower shall not without the written consent of a majority in interest of the Holders (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock.

11.14.    So long as the Borrower shall have any obligation under this Agreement or under the Senior Notes, the Borrower shall not, without the written consent of a majority in interest of the Holders, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition. Borrower acknowledges and agrees that each Buyer’s responsibility to the Borrower is solely contractual in nature and that none of the Buyers or their affiliates shall be deemed to be acting in a fiduciary capacity or otherwise owes any fiduciary duty to the Borrower or any of its affiliates in connection with the transactions contemplated by this Agreement.

11.15.    So long as the Borrower shall have any obligation under this Agreement or under the Senior Notes, Borrower shall not, without the written consent of a majority in interest of the Holders, change the nature of its business or sell, divest, or change the structure of any material assets other than in the ordinary course of business.

12.              Covenants of Funding.

12.1.       The Company shall within three months from the Closing (i) complete, file and cause to be effective a registration statement on Form S-1 with the SEC (the “Registration Statement”), (ii) file and use best efforts to obtain a trading symbol from FINRA or any other agency charged with such authority and (iii) use best efforts to list the shares of common stock of the Company for trading on OTCQB or on a nationally recognized exchange such as Nasdaq.

12.2.        The Company will timely deliver to the holder of the Senior Notes (i) annual financial statements, audited by an independent, PCAOB-registered firm of certified public accountants, not later than 90 days following the end of the Company’s fiscal year end, (ii) timely deliver unaudited quarterly financial statements not later than 45 days following each period covered by such reports and (iii) standard inspection rights.

12.3.       The Company shall enter into a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C pursuant to which all of the shares issuable under the Senior Notes shall be registered in the initial registration statement with the SEC.

12.4.       The shares of the Company’s capital stock owned by Founders, employees and consultants of the Company shall not be included in the Company’s initial registration statement and may be registered solely upon (i) two-year anniversary of the Closing, or (ii) upon an up-listing to a senior US exchange subject to a one-year lock-up after such up-listing. prior to the maturity date of the Senior Notes if there is an event that constitutes the change of control, then upon demand of the holders of the Senior Notes, the Company shall immediately repay principal and any accrued, but unpaid interest under the Senior Notes and a premium (“Change In Control Premium” in the amount that equals to 30% of the sum of (i) outstanding principal amount of the Senior Notes and (ii) all accrued but unpaid interest on the Senior Notes (and if not immediately paid, the Change In Control Premium shall include default interest of 12% per annum until all sums due hereunder are paid).

12.5.       If at any time or from time to time through December 31, 2022, the Company issues any additional securities (including, but not limited to, any class of shares, preferred stock, warrants, rights to subscribe for shares, convertible debt or other securities convertible into any share class, referred to below collectively as the “New Issuance”) for a consideration per share, after giving effect to commissions, fees and other expenses (collectively “offering costs”), that is less, or which on conversion or exercise of the underlying security is less, than the conversion price of the Senior Notes (as adjusted for changes resulting from any forward or reverse share splits, stock dividends and similar events) (the “Down Round Price”), the Company shall issue additional shares to holders of the Senior Notes in an amount that they would have received at the Down Round Price, rounded up to the next whole share, on a full ratchet basis at no additional consideration (“Down Round Issuances"). In the event that a New Issuance is made at a Down Round Price and includes both equity securities and rights to acquire additional securities (whether in the form of warrants, options or other rights) (the “Rights”), then as part of any full ratchet adjustment the Company shall also include, within the Down Round Issuances, that number of Rights which holder of the Senior Note would have acquired had it participated in the New Issuance. At the option of each Buyer, after giving effect to the foregoing full ratchet adjustments, Buyer may elect to convert its Senior Note into the securities that comprise the New Issuances.

12.6.       No Founder shall directly or indirectly sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in his shares (a “Transfer”), except pursuant to the provisions of Annex A to this Section 12.6, attached to this Agreement. The Company shall reimburse Buyers or pay directly to counsel for the Buyers $10,000.00 for due diligence, preparation of this Agreement and the other Financing Documents. Additionally, Company agrees to pay reasonable fees and expenses of legal counsel who will represent all the participating holders of the shares issued or issuable upon conversion of the Senior Notes in filing a registration statement with the SEC.

12.7.       The Company shall neither take on nor assume any additional debt, issue common stock, preferred stock, warrants, or options or nor shall the Company engage in or seek financing which utilizes any variable priced equity linked instruments without approval of a majority of holders of the Senior Notes.

12.8.       Founders agree to not take salaries, consulting fees, loans or payment of any kind from the Company until after full satisfaction of each of the following conditions: (i) registration of the shares underlying the Senior Notes with the United States Securities Commission (“SEC”) on Form S-1; (ii) obtaining a trading symbol from FINRA or its successor,; (iii) listing of the Company’s shares of common stock for trading on OTCQB or a national securities exchange such as Nasdaq; (iv) completing an equity raise of at least $3 million at a pre-money valuation for the Company of at least $10 million; and (v) timely having made all periodic and other filings required of a “reporting” company with the SEC for a period of not less than 12 months.

12.9.       Failure timely to perform any of the foregoing covenants, or of other representations and warranties contained within the Financing Documents, shall constitute a breach of the Financing Documents that will cause a trigger of the default rate of interest rate to 18% per annum until paid.

12.10, In the event, the Company prepays the Senior Note before maturity date of the Senior Notes, each Buyer shall have a right (the “Right”) for a period of 12 months from such pre-payment date (the “Right Period”), to acquire up to that number of shares of common stock of the Company that results from dividing the principal amount of prepaid Note by $0.11 provided that the Right may only be exercised if the Company is acquired or has entered into an agreement to be acquired or there is an event of change of control of ownership of the Company within the Right Period.

13.              Obligation of Borrower when Breach Discovered. Upon discovery by Borrower of any inaccuracy in or breach of any of any Borrower’s representations, warranties or covenants under the Financing Documents, Borrower shall give prompt written notice to Buyers of such inaccuracy or breach including reasonable detail describing such breach or inaccuracy, the anticipated effect thereof on Borrower or its business, whether or not Borrower believes such breach or inaccuracy can be cured and if so, the proposed nature and deadline for such cure. Notwithstanding the foregoing, the delivery of such notice and any purported potential cure thereof shall not be deemed to create any cure right or require any forbearance by Buyers unless otherwise agreed by Buyers or expressly provided herein.

14.              Default. Any one or more of the following events, regardless of whether such occurrence is voluntary or involuntary or comes about or becomes effected by operation of law or otherwise, shall be considered a “Default” by Borrower under the terms of this Agreement (subject to the Cure Period as provided in Section 16):

14.1.        Repayment Failure. Borrower fails to timely and fully pay all Obligations on or before the Due Date thereof or when such other Obligations otherwise become due, and such failure to pay is not cured within seven (7) days after written notice thereof from Buyers.

14.2.        Incorrect Representation, Warranty, or Furnished Information. Any material representation or warranty made by Borrower in any Financing Document proves to be incorrect or untrue in any material respect, or any material representation, information, statements (including financial statements), reports, or data furnished or made available by or on behalf of Borrower (including by any duly authorized attorney or accountant or employee of Borrower) in connection with any Financing Documents or the matters contemplated hereby or thereby proves to have been untrue in any material respect, and the untruthfulness thereof was known to Borrower at the time the representation, information, statements, reports or data was furnished to Buyers.

14.3.        Material Breach. Borrower materially breaches or defaults with respect to any covenant, agreement, provision or condition of this Agreement or any other Financing Document. For avoidance of doubt, the Parties acknowledge and agree that any Default by Borrower under any Financing Documents, including any failure to register the shares underlying the Senior Notes or any other failure relating to the listing and trading of Borrower’s common stock on a recognized trading exchange, shall constitute a default by Borrower under all of the Financing Documents, entitling Buyers to immediately exercise the remedies provided under Section 11.

14.4.        Bankruptcy or Insolvency. A receiver, conservator, liquidator or trustee of Borrower or any of its subsidiaries is appointed by order of decree of any court or agency or supervisory authority having jurisdiction; or any order for relief is entered against Borrower or any if its subsidiaries under the U.S. Bankruptcy Code; or Borrower or any of its subsidiaries files for bankruptcy protection under the U.S. Bankruptcy Code or any involuntary bankruptcy in which it or any of its subsidiaries is a named debtor is filed; or Borrower or any of its subsidiaries is adjudicated bankrupt or insolvent; or any property of Borrower is sequestered by court order and such order remains in effect for more than ninety (90) days; or a petition is filed by or against Borrower or any of its subsidiaries under any state, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation, or receivership law of any jurisdiction, whether now or hereafter in effect and such petition remains unstayed for more than ninety (90) days

14.5.        Default Under Other Agreements. The declaration of an event of default by any lender or other extender of credit to the Company under any notes, loans, agreements or other instruments of the Company evidencing any debt or other obligation of the Company (including those filed as exhibits to or described in the Company’s filings with the SEC), after the passage of all applicable notice and cure or grace periods.

14.6.        Failure to List Shares. The Borrower shall fail to list or fail to maintain the listing of the Borrower’s common stock on at least one of the OTCQB Market, any other level of the OTC Markets (other than the pink sheets of OTC markets) or any level of Nasdaq.

14.7.        Failure to Maintain Current Financials or Failure to Comply with the 1934 Act. At any time within ten (10) business days after the Registration Statement is declared effective SEC the Borrower shall fail to comply with the reporting requirements of the 1934 Act and/or the Borrower shall cease to be subject to the reporting requirements of the 1934 Act. It shall be an Event of Default under this Section 14.7 if the Borrower shall file any Notification of Late Filing on Form 12b-25 with the SEC.

15.              Default Consequences and Remedies. Upon the occurrence of one or more Default by Borrower, and at all times thereafter, and following the expiration of any applicable Cure Period (as defined below):

15.1.        Default Interest. A default interest rate of fifteen percent (18%) per annum, or if less, the maximum rate then permissible under applicable law, calculated on the basis of a three hundred sixty (360) day year, shall accrue against any unpaid Obligations.

15.2.        Acceleration. The full Obligations, including all fees, accrued interest, costs, expenses and charges, shall become immediately due and payable without notice or demand and the Due Date for any then outstanding Obligations shall be deemed the date of the Default triggering such acceleration (except to the extent the default is a Non-Payment Default that is timely cured to Buyers’ reasonable satisfaction).

15.3.        Costs and Expenses of Collection. Borrower shall be responsible for all costs incurred by Buyers in the collection of the Obligations, including costs and expenses related to the enforcement of Buyers’ liens and security interests and foreclosure on the Collateral, attorney fees, Buyers’ fees, and court and collection costs, if any.

15.4.        Remedies. Buyers shall have the right to pursue any and all available legal and equitable remedies for the collection of the Obligations and all fees, interest and penalties due and payable, including but not limited to the following:

15.4.1.  Buyers may, at its option, exercise any or all of the remedies available to it under the UCC or any uniform commercial codes or equivalent laws or statutes of any applicable jurisdiction.

15.4.2.  Buyers may take any other action or remedy available to Buyers under applicable law or in equity, or pursuant to the terms of this Agreement, the other Financing Documents, or otherwise.

15.4.3.  Notwithstanding any other provisions hereof, in the event that any other creditors or shareholders of, or investors in, Borrower take material action (which, for purposes hereof, shall mean any actions, individually or in the aggregate, that give rise to liability of Borrower in an amount of $25,000 or more) against Borrower or initiate foreclosure proceedings against material assets of Borrower, which actions remains unstayed or unbonded against for more than ninety (90) days, Borrower shall be deemed to have granted to Buyers hereunder, as of the date hereof and without the requirement of any further action, a security interest in all of Borrower’s assets in order to secure the performance by Borrower of its obligations hereunder and under the other Financing Documents.

Following the exercise of any of the foregoing remedies, after payment in full and satisfaction of all Obligations (including any costs of sale, collection and enforcement), any amounts received by Buyers in excess of the Obligations shall be delivered to Borrower or to the order directed by Borrower. Buyers may deduct from the proceeds of any sale of Collateral to a third party the amount of any Obligations owed to Buyers pursuant to this Agreement and any other Financing Documents, or any associated agreements, all costs and expenses associated with the removal and sale of the Collateral, including those costs, if any, incurred in repairing, restoring, protecting, transporting or transferring the Collateral. If the proceeds from any such sale are less than the total Obligations, the proceeds from the sale shall be applied to pay such Obligation, but Borrower will remain liable for any amounts remaining unpaid or unsatisfied.

16.              Cure Period. Prior to Buyers exercising any of its rights and remedies pursuant to Section 11, except in the case of a Default arising from the failure to pay any Obligations when due (such failure being, a “Payment Default” and any other Default being, a “Non-Payment Default”), Borrower shall have a reasonable opportunity to cure any such Non-Payment Default for a period of ten (10) days after the date of such Non-Payment Default, or such longer period as may be agreed to by Buyers in their reasonable discretion (the “Cure Period”), prior to Buyers having the right to exercise any remedies hereunder; provided, that Borrower shall promptly advise Buyers of all material facts regarding any such Non-Payment Default and the specific actions Borrower proposes to take to cure any such Non-Payment Default. Whether any such Non-Payment Default is timely and appropriately cured will be determined by Buyers in t good faith, reasonable discretion. Borrower shall not be entitled to any Cure Period for any Payment Default, except as herein provided or to the extent Buyers otherwise agree in their sole and absolute discretion.

17.              PRESENTMENT. BORROWER AND ALL PERSONS NOW OR HEREAFTER LIABLE FOR THE PAYMENT OF ANY OBLIGATIONS, INCLUDING INTERESTS, COSTS, CHARGES, EXPENSES, FEES OR ANY OTHER AMOUNTS DUE ON THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS, OR ANY PART THEREOF, HEREBY (I) EXPRESSLY WAIVE PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR, PROTEST AND NOTICE OF PROTEST, AND (II) AGREE THAT THE TIME FOR THE PAYMENT OR PAYMENTS OF ANY PART OF THE OBLIGATIONS MAY BE EXTENDED BY THE MUTUAL CONSENT OF THE PARTIES WITHOUT RELEASING OR OTHERWISE AFFECTING THEIR LIABILITY ON THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS, OR ANY LIEN, SECURITY INTEREST OR MORTGAGE SECURING THE OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENTS.

18.              Legal Fees and Expenses. Borrower shall be responsible for its own legal, professional and out-of-pocket fees and expenses incurred or charged in connection with the Financing Documents and for the fees of Buyers’ legal and professional fees as set forth in this Agreement.

19.              Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. This Agreement and the other Financing Documents shall be construed in accordance with, and governed in all respects by, the laws of the State of California, without regard to its conflicts of laws rules, except with respect to the laws that apply to the perfection and enforcement of the security interests in the Collateral, in which case the laws of the states in which the Collateral is located shall govern. Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Superior Court of the State of California, sitting in Los Angeles, California and of the United States District Court of the Central District of California, and any California appellate court from any thereof, in any action or proceeding arising out of or relating to any Financing Document, or for recognition or enforcement of any judgment relating thereto or arising therefrom, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be exclusively heard and determined in such California State court or, to the extent permitted by applicable law, in such California federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Nothing in this Agreement or any other Financing Document or otherwise shall affect any right that Buyers may otherwise have to bring any action or proceeding relating to this Agreement or any other Financing Document against Borrower or its properties in the courts of any jurisdiction. Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Financing Document in any court referred to in this Agreement. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of any purported inconvenient forum to the maintenance of such action or proceeding in any such court. Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Financing Document, in the manner provided for notices (other than telecopy or email) herein. Nothing in this Agreement or any other Financing Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

20.              Payments to Buyers. Unless a Buyer notifies Borrower that a different method of payment is desired, all payments of any amounts owed to Buyers shall be paid by wire transfer to the bank accounts identified on Exhibit F.

21.              Funding. The funding of the Financing Amount to Borrower (net of applicable costs and expenses, if elected by Buyers) shall be made by wire transfer to the account identified on Exhibit G.

22.              Notices. Unless otherwise specifically provided herein, any approval, disapproval, demand, document or other notice or communication (“Notice”) required or permitted to be given hereunder shall be in writing and may be served (a) personally, or (b) by commercial delivery or private courier service, or (c) by Federal Express or other national overnight delivery service, or (d) by registered or certified mail (return receipt requested, postage prepaid), or (e) by telecopy or facsimile transmission, to the respective addresses and numbers specified below (or such other address for Notice as any Party may provide to the other Party from time to time pursuant to a validly delivered Notice hereunder), which Notice shall be effective (i) upon personal delivery, (ii) the next business day after delivery to Federal Express or other national overnight delivery service for next day delivery to the appropriate address, (iii) when received as indicated by the date on the return invoice or receipt showing delivery, or (iv) when sent by telecopy or facsimile, with written proof of either transmittal to and receipt by the other party or the failure of such transmission to the number designated by such party in this Section being established mechanically by the sender at the time of transmittal or attempted transmittal. Any delivery by facsimile in which all attempted facsimile transmissions failed shall be followed on the next business day by one of the other methods of notice set forth in this Section. Notice of change of any address or fax numbers shall be given by written notice in the manner detailed in this Section or by email at the addresses set forth in this Section. Rejection or other refusal to accept or the inability to deliver because of changed address of which no Notice was given shall be deemed to constitute receipt of the Notice. All Notices to Buyers shall be copied via email to Buyers at the address specified below. The parties’ addresses for Notices are as follows:

IF TO BUYERS: Teresa Kunz

Asset Accounting Services, LLC
IRTH Communications, LLC
Accounting
720 N 4th Street
Montpelier, ID 83254
tkunz@assetacctg.com
Office: (208) 540-5998

IF TO BORROWER: Thumzup Media Corporation

711 South Carson Street, Suite 4
Carson City, NV 89701
Attention: Robert Steele, Chief Executive Officer
Email: robert@thumzupmedia.com

23.              Representation of Certain Buyers by Law Firm. By their execution of this Agreement, all parties acknowledge that (a) The Law Offices of Aaron A. Grunfeld and Associates (the “Firm”) has represented Hampton Growth Resources, LLC and Westside Strategic Partners, LLC (“Hampton” and “Westside” respectively), two of the Buyers, in connection with this Agreement, and that the Firm has not and shall not be deemed to have represented any other party, regardless of the source of payment of some or all of the legal fees and costs of the Firm incurred for this matter, and (b) the Firm has represented and may again in the future represent members of Hampton or Westside or their affiliates. Each of the undersigned, their respective affiliates, (i) acknowledges that the Firm has recommended that each party to this Agreement seek separate independent counsel, and (ii) hereby releases the Firm, each of its principals, and employees and counsel from any and all claims, costs, damages, losses, and liabilities arising from any claim that any of them violated or owed any duty to any party other than to Hampton and Westside by reason of any services rendered by any of them in connection with this Agreement and/or the affairs of the Company. If a dispute arises between Hampton and Westside or their affiliates on one hand and the Company or one of more of the other parties to this Agreement or their Affiliates on the other hand, the Firm shall not represent the Company nor any of such other parties or any their respective Affiliates, but the Firm may represent Hampton and Westside or their Affiliates in that dispute The Company and each of the undersigned shall indemnify, defend, and hold the Firm, each of its principals, and employees and counsel harmless from any and all claims, costs, damages, losses, and liabilities any of them may incur arising out of or in connection with any claim that any of them violated or owed any duty to any party by reason of any services whatsoever rendered by any of them in connection with this Agreement and/or the affairs of the Company. The Firm and each of the principals of the Firm shall be entitled to rely upon, and to enforce at the Company’s expense, the provisions of this Section 23, as expressed and intended third-party beneficiaries hereof

24.              Miscellaneous.

a.                   This Agreement and the Financing Documents constitute the entire agreement between the parties hereto with respect to the subject matter contained herein and therein and supersede all prior or contemporaneous agreements, representations and understandings of the parties, express or implied, oral or written. This Agreement may not be amended or modified in any way except in a writing signed by each of the parties hereto. Borrower may not assign its obligations under this Agreement without the prior written consent of Buyers, which may be granted, conditioned or withheld in Buyers’ sole discretion. Buyers may freely pledge, assign or transfer its rights under this Agreement or under any Note issued pursuant hereto, subject only to delivering a Notice of such fact to Borrower as provided in Section 20. From and after any such assignment, all references to a “Buyer” or “Buyers” herein” shall mean and include any such assignee to the extent of the rights so assigned. All provisions herein shall be construed in all cases as a whole according to their fair meaning, neither strictly for nor against either Borrower or Buyers and without regard for the identity of the party preparing the same. Borrower agrees to cooperate in good faith with Buyers and its agents and representatives in all aspects of accomplishing the intent of this Agreement, including but not limited to signing additional documents and taking other actions as may be reasonably necessary or proper for such purpose. No agency, partnership, joint venture or other relationship is intended hereby, and no Party shall be deemed the agent, servant, employee, partner or joint venturer of ant other Party. Borrower and Buyers shall not, in any way or for any reason be deemed to have become a partner of the other in the conduct of its business or otherwise, or a joint venturer. Any date that falls on a legal holiday or weekend shall not be extended until the next business day. Without limiting Buyers’ rights or remedies provided herein or available at law or in equity, the term of this Agreement shall extend until all Obligations are paid in full and Borrower performs all obligations that are required under this Agreement.

b.                  This Agreement shall be deemed to be jointly drafted by the Company and the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

c.                   In the event that any provision of this Agreement, any Senior Note, or any other agreement or instrument delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement, the Senior Note, or any other agreement, certificate, instrument or document contemplated hereby or thereby.

d.                  This Agreement, the Senior Notes, and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor tany Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement or any agreement or instrument contemplated hereby may be waived or amended other than by an instrument in writing signed by a Buyer.

e.                   This Agreement shall be binding upon the Borrower and its successors and assigns and shall inure to the benefit of the Buyers and their successors and assigns.. Each transferee of the Buyers must be an “Accredited Investor” under the federal securities laws.

f.                    This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

g.                  The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of any of the Buyers. The Company agrees to indemnify and hold harmless the Buyers and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

h.                  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

i.                    In consideration of the Buyers’ execution and delivery of this Agreement and acquiring the Securities hereunder, and in addition to all of the Company’s other obligations under this Agreement or the Senior Note, the Company shall defend, protect, indemnify and hold harmless the Buyers and their respective stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Senior Note or any other agreement, certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Senior Note or any other agreement, certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement, the Senior Note or any other agreement, certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of the Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by this Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

j.                    The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement or the Senior Note will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement or the Senior Note, that the Buyer shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement or the Senior Note and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

k.                  To the extent that the Company makes a payment or payments to the Buyer hereunder or pursuant to the Senior Note, or the Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person or entity under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

l.                    No failure or delay on the part of the Buyer in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies of the Buyer existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

m.                This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. A facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature. Delivery of a counterpart signature hereto by facsimile or email/.pdf transmission shall be deemed validly delivery thereof.

(remainder of page intentionally left blank – signature page follows)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BORROWER:	Buyers:

THUMZUP MEDIA CORPORATION	HAMPTON GROWTH RESOURCES, LLC

By:	By:
Name: Robert Steele, Chief Executive Officer	Name: ]

WESTSIDE STRATEGIC PARTNERS, LLC

By: ____________________________
Name: By:
[ ]

By:
, [Title]

SCHEDULE I

Buyers

SCHEDULE 8.8

Financial Statements

SCHEDULE 10.8

No Material Adverse Changes

EXHIBIT A

Term Sheet

EXHIBIT B

Form of Senior Secured Convertible Promissory Note

EXHIBIT C

Form of Registration Rights Agreement

EXHIBIT D

Form of Pledge Agreement

EXHIBIT E

Accredited Investor Questionnaire

EXHIBIT F

Buyers’ Wire Instructions

EXHIBIT G

Company’s Wire Instructions

ANNEX A TO SECTION 12.6

(a)               Transfer of Shares. No Founder shall directly or indirectly sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in his shares (a “Transfer”), except pursuant to the provisions of this Section 12.6; provided that in no event shall any Transfer of Founder’s shares (“Shares”) pursuant to this Section 12.6be made for any consideration other than cash payable upon consummation of such Transfer or in installments over time and no Shares may be pledged. No Founder shall consummate any Transfer until 20 days after the later of the delivery to the Company and the Buyers of such Founder’s Offer Notice or Sale Notice (if any), unless the parties to the Transfer have been finally determined pursuant to this Section 12.6prior to the expiration of such 20-day period (the “Election Period”).

(b)              First Offer Right. At least ten days prior to making any Transfer of any Shares, the transferring Founder (the “Transferring Founder”) shall deliver a written notice (an “Offer Notice”) to the Company and the Buyers, disclosing in reasonable detail the proposed number of Shares to be transferred (the “Offered Shares”), the proposed terms and conditions of the Transfer and the identity of the prospective transferee(s) (if known). Company shall have the right to purchase all (but not less than all) of the Offered Shares at the price and on the terms specified therein by delivering written notice of such election to the Transferring Founder and the Buyers as soon as practical but in any event within ten days after the delivery of the Offer Notice. If Company elects not to purchase all of the Offered Shares within such ten-day period, each of the Buyers may elect to purchase all (but not less than all) of his Pro Rata Share (as defined below) of the Offered Shares at the price and on the terms specified therein by delivering written notice of such election to the Transferring Founder as soon as practical but in any event within 20 days after delivery of the Offer Notice. Any Offered Shares not elected to be purchased by the end of such 20-day period shall be reoffered for the ten-day period prior to the expiration of the Election Period by the Transferring Founder on a pro rata basis to the Buyers who have elected to purchase their Pro Rata Share and, if there are any Offered Shares remaining after such allocation, Company shall have the right to purchase such remaining Offered Shares. If Company or any Buyers have elected to purchase Offered Shares from the Transferring Founder, the transfer of such shares shall be consummated as soon as practical after the delivery of the election notice(s) to the Transferring Founder, but in any event within ten days after the expiration of the Election Period. To the extent that Company and the Buyers have not elected to purchase all of the Offered Shares, the Transferring Founder may, within 90 days after the expiration of the Election Period and subject to the provisions of subsection (c) and (d) below, transfer all of the Offered Shares to one or more third parties at a price no less than the price per share specified in the Offer Notice and on other terms no more favorable to the transferees thereof than offered to Company and the Buyers in the Offer Notice. Any Offered Shares not transferred within such 90-day period shall be reoffered to Company and the Buyers under this Section 12.6) prior to any subsequent Transfer. The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction or in installments over time, and no Offered Shares may be pledged except on terms and conditions satisfactory to the Buyers. Each Buyer’s “Pro Rata Share” shall be based upon such Buyer’s proportionate ownership of all Senior Notes acquired hereunder. By way of illustration, if a Buyer acquired twenty five percent (25%) of the Senior Notes Buyer’s Pro Rata Share would equal twenty five percent (25%) of the Offered Shares

(c)               Right to Co-Sale.

(i) To the extent Company and the Buyers do not exercise their respective purchase options as to all of the Offered Shares hereunder, then each of the Buyers (each a “Co-selling Buyer” for purposes of this subsection (c)) who notifies the Transferring Founder in writing within fifteen (15) days after receipt of the Offer Notice referred to in Section (b) above, shall have the right to participate in such sale of the Offered Shares on the same terms and conditions as specified in the Offer Notice. Such Co-selling Buyer’s notice to the Transferring Founder shall indicate the number of Shares the Co-selling Buyer wishes to sell under his or its right to participate. To the extent one or more of the Buyers exercise such right of participation in accordance with the terms and conditions set forth below, the number of Shares that the Transferring Founder may sell shall be correspondingly reduced.

(ii) Each Co-selling Buyer may sell all or any part of that number of Shares equal to the product obtained by multiplying (A) the aggregate number of Shares covered by the Offering Notice by (B) a fraction, the numerator of which is the number of Shares same in the class as the Offered Shares owned by the Transferring Founder on the date of the Offer Notice and the denominator of which is the total number of Shares of that Class.

(iii) Each Co-selling Buyer shall effect its participation in the sale by promptly delivering to the Transferring Founder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the number of Shares which such Co-selling Buyer elects to sell.

(iv) The stock certificate or certificates that the Co-selling Buyer delivers to the Transferring Founder pursuant to Section (c)(iii) shall be transferred to the prospective purchaser in consummation of the sale of the Shares pursuant to the terms and conditions specified in the Offer Notice, and the Transferring Founder shall concurrently therewith remit to such Co-selling Buyer that portion of the sale proceeds to which such Co-selling Buyer is entitled by reason of its participation in such sale. To the extent that any prospective purchaser prohibits such assignment or otherwise refuses to purchase Shares or other securities from a Co-selling Buyer exercising its rights of co-sale hereunder, the Transferring Founder shall not sell to such prospective purchaser any Shares unless and until, simultaneously with such sale, the Transferring Founder shall purchase such Shares or other securities from such Co-selling Buyer for the same consideration and on the same terms and conditions as the proposed transfer described in the Offer Notice.